EXHIBIT 99.1

PLATINUM INTERNATONAL BIOTECH CO., LTD AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended September 30, 2020 and September 30, 2019 (unaudited) and for the years ended December 31, 2019 and December 31, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of Platinum International Biotech Co., LTD

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Platinum International Biotech Co., Ltd and subsidiaries and variable interest entity (collectively, the “Company”) as of December 31, 2019 and December 31, 2018 and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the years ended December 31, 2019 and December 31, 2018, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and December 31, 2018 and the results of its operations and its cash flows for the years ended December 31, 2019 and December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter is also described in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

January 14, 2021

We have served as the Company’s auditor since 2020

F-1

PLATINUM INTERNATIONAL BIOTECH CO., LTD AND SUBSIDIARIES AND

VARIABLE INTEREST ENTITY

CONSOLIDATED BALANCE SHEETS

(Expressed in US Dollars)

	September 30,	December 31,	December 31,
	2020	2019	2018
	(Unaudited)
ASSETS
Current assets
Cash	$749,440	$1,262	$145
Receivables	5,458	—	—
Prepaid expenses	42,295	62,089	—
Inventory	83,607	—	—
Due from related parties	463,831	399,251	—
Total Current Assets	1,344,631	462,602	145

Property and equipment, net	77,255	36,597
Intangible assets, net	54,872	—	—
Operating lease right of use asset	364,426	546,350	—
Lease security deposit	80,008	83,386
Total Assets	$1,921,192	$1,128,935	$145

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses (including accounts payable and accrued expenses of VIE without recourse to the Company of $120,852, $0, and $0 as of September 30, 2020, December 31, 2019, and December 31, 2018, respectively)	$120,852	$—	$—
Customer deposits (including customer deposits of VIE without recourse to the Company of $10,603, $0 and $0 as of September 30, 2020, December 31, 2019, and December 31, 2018, respectively)	15,378	—	—
Due to related parties (including due to related parties without recourse to the Company of $93,134, $93,852, and $145 as of September 30, 2020, December 31, 2019, and December 31, 2018, respectively)	88,359	93,852	145
Operating lease liability – current (including operating lease liability -current of VIE without recourse to the Company of $306,707, $262,928, and $0 as of September 30, 2020, December 31, 2019, and December 31, 2018, respectively)	306,707	262,928	—
Total Current Liabilities	531,296	356,780	145

Non-current liabilities
Operating lease liability - non-current (including operating lease liability – non- current of VIE without recourse to the Company of $57,718, $283,422, and $0 as of September 30, 2020, December 31, 2019, and December 31, 2018, respectively)	57,718	283,422	—
Total Liabilities	589,014	640,202	145

Commitments and contingencies

Shareholders’ Equity:
Common stock, par value $ 0.0001 per share; authorized 500,000,000 shares, issued and outstanding 10,152,284, 0, and 0 shares, respectively.	1,015	—	—
Additional Paid in Capital	1,993,197	723,861	—
Accumulated deficit	(661,494)	(231,193)	—
Accumulated other comprehensive income (loss)	(540)	(3,935)	—
Total Shareholders’ Equity	1,332,178	488,733	—
Total Liabilities and Shareholders’ Equity	$1,921,192	$1,128,935	$145

The accompanying notes are an integral part of these consolidated financial statements.

F-2

PLATINUM INTERNATIONAL BIOTECH CO., LTD AND SUBSIDIARIES AND

VARIABLE INTEREST ENTITY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in US Dollars)

	For the nine months ended September 30,		For the year ended December 31,
	2020	2019	2019	2018
	(Unaudited)	(Unaudited)
Revenue
Sales	$471,148	$—	$—	$—
Cost of Goods Sold	39,724	—	—	—
Gross Profit	431,424	—	—	—
Operating expenses:
Sales commissions	187,963	—	—	—
Employee compensation	113,748	4,984	4,951	—
Occupancy	159,889	46,189	101,702	—
Depreciation and amortization of property and equipment	16,250	—	91	—
Amortization of intangible assets	1,929	—	—	—
Other operating expenses	381,789	2,378	124,322	—
Total Operating Expenses	861,568	53,551	231,066
Income (loss) from operations	(430,144)	(53,551)	(231,066)	—

Other Income (Expenses)
Interest expenses	(157)	(161)	(127)	—
Total Other Income (Expenses)	(157)	(161)	(127)	—

Loss before Provision for Income Tax	(430,301)	(53,712)	(231,193)

Provision for Income Tax	—	—	—	—

Net loss	$(430,301)	$(53,712)	$(231,193)	$—
Net loss per share basic and diluted	$(0.04)	$(0.01)	$(0.02)	$—
Weighted average common shares outstanding basic and diluted	10,011,116	10,000,000	10,000,000	—

Comprehensive income (loss)
Net loss	$(430,301)	$(53,712)	$(231,193)	$—
Foreign currency translation adjustment	3,395	—	(3,935)	—
Total comprehensive income (loss)	$(426,906)	$(53,712)	$(235,128)	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-3

PLATINUM INTERNATIONAL BIOTECH CO., LTD AND SUBSIDIARIES AND

VARIABLE INTEREST ENTITY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Expressed in US Dollars)

	Common Stock: Shares		Additional Paid-In	Accumulated	Accumulated Other Comprehensive Income
	Shares	Amount	Capital	Deficit	(loss)	Total

Balance, January 1, 2018	—	$—	$-	$—	$—	$—
Net loss	—	—	—	—	—	—
Balance, December 31, 2018	—	—	—	—	—	—
Capital contributions to Yubo Beijing	—	—	723,861	—	—	723,861
Foreign currency translation adjustment	—	—	—	—	(3,935)	(3,935)
Net loss	—	—	—	(231,193)		(231,193)
Balance, December 31, 2019	—	—	723,861	(231,193)	(3,935)	488,733
Issuance of ordinary shares and capital contributions to Yubo Beijing	10,000,000	1,000	519,351	—	—	520,351
Sale of ordinary shares on September 11, 2020	152,284	15	749,985			750,000
Foreign currency adjustment	—	—	—	—	3,395	3,395
Net Loss	—	—	—	(430,301)	—	(430,301)
Balance, September 30, 2020 (Unaudited)	10,152,284	$1,015	$1,993,197	$(661,494)	$(540)	$1,332,178

The accompanying notes are an integral part of these consolidated financial statements

F-4

PLATINUM INTERNATIONAL BIOTECH CO., LTD AND SUBSIDIARIES AND

VARIABLE INTEREST ENTITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in US Dollars)

	For the nine months ended September 30,		For the year ended December 31,
	2020	2019	2019	2018
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(430,301)	$(53,712)	$(231,193)	—
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,179	—	91	—
Changes in operating assets and liabilities:
Receivables	(5,458)	—	—	—
Prepaid expense	19,794	—	(62,089)	—
Inventory	(83,607)	—	—	—
Due from related parties	(64,580)	(207,643)	(399,251)	—
Lease security deposit	3,378	(73,502)	(83,386)	—
Accounts payable and accrued expenses	120,852	—	—	—
Customer deposits	15,378	—	—	—
Due to related parties	(5,493)	19,259	93,707	145
Net cash used in operating activities	$(411,858)	$(315,598)	$(682,121)	$145

Cash flows from investing activities:
Purchases of property and equipment	(53,330)	(6,558)	(36,983)	—
Purchases of intangible assets	(54,872)	—	—	—
Net cash used in investing activities	(108,202)	(6,558)	(36,983)	—

Cash flows from financing activities:				—
Capital Contributions to Yubo Beijing	520,351	349,770	723,861
Sale of ordinary shares on September 11, 2020	750,000	—	—	—
Net cash provided by financing activities	1,270,351	349,770	723,861	—

Effect of exchange rate changes	(2,113)	2,884	(3,640)	—

Net increase (decrease) in cash	748,178	30,498	1,117	145
Cash at beginning of period	1,262	145	145	—
Cash at end of period	$749,440	$30,643	$1,262	$145
Supplemental Cash Flow Information:
Income taxes paid	$—	$—	$—	$—
Interest paid	$—	$—	$—	$—
Non-cash Investing Activities:
Operating lease right of use asset acquired	$—	$688,631	$688,631	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PLATINUM INTERNATIONAL BIOTECH CO., LTD AND SUBSIDIARIES AND

VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the nine months ended September 30, 2020 and September 30, 2019 (Unaudited) and for the years ended December 31, 2019 and December 31, 2018

NOTE 1 – ORGANIZATION

Platinum International Biotech Co., LTD (“Platinum”) was incorporated on April 7, 2020 under the laws of the Cayman Islands as a holding company. On May 4, 2020, Platinum incorporated a wholly owned subsidiary Platinum International Biotech (Hong Kong) Limited (“Platinum HK”) in Hong Kong. On September 4, 2020, Platinum HK incorporated a wholly foreign owned enterprise (“WFOE”) Yubo International Biotech (Chengdu) Limited (“Yubo Chengdu”) in Chengdu, China.

On September 11, 2020, Yubo Chengdu entered into a series of Variable Interest Entity (“VIE”) agreements with the owners of Yubo International Biotech (Beijing) Limited (“Yubo Beijing”). Pursuant to the VIE agreements, Yubo Beijing became Yubo Chengdu’s contractually controlled affiliate. The purpose and effect of the VIE Agreements is to provide Yubo Chengdu with all management control and net profits earned by Yubo Beijing.

Yubo Beijing was incorporated on June 14, 2016. For the nine months ended September 30, 2020 (commencing April 2020), Yubo Beijing sold approximately 300 nebulizers to customers in the People’s Republic of China (“PRC”).

Upon executing the series of VIE agreements in September 2020, Yubo Beijing has been considered a Variable Interest Entity (“VIE”) of Yubo Chengdu, its primary beneficiary. Accordingly, Yubo Beijing has been consolidated under the guidance of FASB Accounting Standards Codification (“ASC”) 810, Consolidation.

The officers, directors, and controlling beneficial owners of Yubo Beijing from its inception on June 14, 2016 are also officers, directors, and controlling beneficial owners of Platinum. Accordingly, the accompanying consolidated financial statements include Yubo Beijing’s operations from its inception on June 14, 2016.

Platinum and its consolidated subsidiaries and VIE are collectively referred to herein as the “Company” unless specific reference is made to an entity.

F-6

A flow chart of the Company follows:

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying consolidated financial statements for the nine months ended September 30, 2020 and 2019 (unaudited) and for the years ended December 31, 2019 and 2018 comprise the following periods for each entity:

Name	Periods
Platinum	April 7, 2020 (Inception) – September 30, 2020
Yubo HK	May 4, 2020 (Inception) – September 30, 2020
Yubo Chengdu	September 4, 2020 (Inception) – September 30, 2020
Yubo Beijing	January 1, 2018 – September 30, 2020

F-7

Interim Financial Statements

The accompanying Consolidated Balance Sheet as of September 30, 2020 and the Consolidated Statements of Operations and Comprehensive Loss, Consolidated Statements of Changes in Shareholders’ Equity, and Consolidated Statements of Cash Flows for the nine months ended September 30, 2020 and September 30, 2019 are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows for these interim periods presented, have been made. The results of operations for the interim periods presented are not necessarily indicative of the operating results for the respective full years.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its two wholly owned subsidiaries, and its consolidated VIE for which the Company is the primary beneficiary.

All transactions and balances among the Company, its subsidiaries and consolidated VIE have been eliminated upon consolidation.

The accompanying consolidated financial statements reflect the activities of the following entities:

Name	Background	Ownership
Platinum International Biotech Co. LTD (“Platinum”)	· A Cayman Island company · Incorporated on April 7, 2020 · A holding company
Platinum International Biotech (Hong Kong) Limited. (“Platinum HK”)	· A Hong Kong company · Incorporated on May 4, 2020 · A holding company	100% owned by Platinum
Yubo International Biotech (Chengdu) Limited (“Yubo Chengdu”)	· A PRC company and deemed a wholly foreign owned enterprise · Incorporated on September 4, 2020 · Subscribed capital of $1,500,000 · A holding company	100% owned by Platinum HK
Yubo International Biotech (Beijing) Limited (“Yubo Beijing”)	· A PRC limited liability company · Incorporated on June 14, 2016 · Subscribed capital of $1,472,537 (RMB 10,000,000) · Stem cell storage and bank	VIE of Yubo Chengdu WFOE

On September 11, 2020, our wholly-owned subsidiary, Yubo Chengdu, entered into the following contractual arrangements with Yubo Beijing and the shareholders of Yubo Beijing (the “Yubo Shareholders”), as applicable, each of which is enforceable and valid in accordance with the laws of the PRC:

F-8

Exclusive Consulting Services Agreement

Pursuant to the Exclusive Consulting Services Agreement among Yubo, Yubo WFOE, and the Yubo Shareholders, Yubo WFOE agrees to provide, and Yubo agrees to accept, exclusive management services provided by Yubo WFOE. Such management services include but are not limited to financial management, business management, marketing management, human resource management and internal control of Yubo. The Exclusive Consulting Services Agreement will remain in effect until the acquisition of all assets or equity of Yubo by Yubo WFOE is complete (as more fully described in the Exclusive Purchase Option Agreement below).

Exclusive Purchase Option Agreement

Under the Exclusive Option Agreement among Yubo, Yubo WFOE, and the Yubo Shareholders, the Yubo Shareholders granted Yubo WFOE an irrevocable and exclusive purchase option to acquire Yubo’s equity and/or assets at a nominal consideration. Yubo WFOE may exercise the purchase option at any time.

Equity Pledge Agreement

Under the Equity Pledge Agreement among Yubo WFOE and the Yubo Shareholders, the Yubo Shareholders pledged all of their equity interests in Yubo, including the proceeds thereof, to guarantee all of Yubo WFOE’s rights and benefits under the Exclusive Consulting Services Agreement and the Exclusive Option Agreement. Prior to termination of this Equity Pledge Agreement, the pledged equity interests cannot be transferred without Yubo WFOE’s prior consent. The Yubo Shareholders covenants to Yubo WFOE that among other things, it will only appoint/elect the candidates for the directors of Yubo nominated by Yubo WFOE.

F-9

Financial Statements of Yubo Beijing (VIE)

Except for $739,979 cash at September 30, 2020, all assets and liabilities included in the accompanying Consolidated Balance Sheets at September 30, 2020, December 31, 2019, and December 31 2018 represent assets and liabilities of Yubo Beijing.

Except for $10,021 other operating expenses for the nine months ended September 30, 2020, all revenues and expenses included in the accompanying Consolidated Statements of Operations and Comprehensive Loss for the nine months ended September 30, 2020 and September 30, 2019 and for the years ended December 31, 2019 and December 31, 2018 represent revenues and expenses of Yubo Beijing.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollars (“$”), which is the reporting currency of the Company. The functional currency of Platinum and Platinum HK is the United States dollar. The functional currency of the Company’s subsidiary and VIE located in the PRC is the Renminbi (“RMB”). For the entities whose functional currencies are the RMB, results of operations and cash flows are translated at average exchange rates during the period ($1=7.0145 RMB for the nine months ended September 30, 2020 and $1=6.9074 RMB for the year ended December 31, 2019), assets and liabilities are translated at the current exchange rate at the end of the period ($1=6.7905 RMB at September 30, 2020 and $1=6.9630 RMB at December 31, 2019), and equity is translated at historical exchange rates. The resulting translation adjustments are included in determining other comprehensive income (loss). Transaction gains and losses, which were not significant for the periods presented, are reflected in the consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Significant estimates and assumptions by management include, among others, useful lives and impairment of long-lived assets, and income taxes including the valuation allowance for deferred tax assets. While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

F-10

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in bank accounts, cash in time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less.

Inventories

Inventories, mainly consisting of nebulizers and components, are stated at the lower of cost utilizing the weighted average method or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated selling costs.

The valuation of inventory requires the Company to estimate excess and slow-moving inventories. The Company evaluates the recoverability of the inventory based on expected demand and market conditions. No inventory write downs were recorded in the periods presented.

Property and Equipment

Property and equipment consists of leasehold improvements, air conditioning equipment, and office equipment. All property and equipment are stated at historical cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Property and equipment are depreciated on a straight-line basis over the following periods:

Leasehold improvements	Remaining term of lease
Air conditioning equipment	5 years
Office equipment	3 years

Intangible Assets

Intangible assets consist of distribution software and patents and are stated at historical cost less accumulated amortization. Amortization of intangible assets is calculated on a straight-line basis over the shorter of the contractual terms or the expected useful lives of the respective assets. The amortization period by major asset classes is as follows:

Distribution software	5 years
Patents	20 years

F-11

Impairment of Long-Lived Assets

The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of the asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management’s estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial position. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Fair Value of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures.

The three levels are defined as follows:

Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments include cash, receivables, due from related parties, accounts payable and accrued expenses, and due to related parties. The carrying values of these financial instruments approximate their fair values due to the short-term maturities of these instruments.

For the periods presented, there were no financial assets or liabilities measured at fair value.

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. The initial lease liability is equal to the future fixed minimum lease payments discounted using the Company’s incremental borrowing rate, on a secured basis. The initial measurement of the right-of-use asset is equal to the initial lease liability plus any initial direct costs.

F-12

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term.

Revenue Recognition

The Company derives its revenue from the sale of nebulizers containing frozen tubes with medical fluid. The nebulizers are sold directly to consumers on the Company’s online e-commerce platform. The Company recognizes product revenues when the following four revenue recognition criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured. The Company does not allow sales returns or exchanges.

Revenue is recorded net of value-added tax (“VAT”).

Advertising Costs

Advertising costs are expensed as incurred.

Income Taxes

The Company follows the liability method in accounting for income taxes in accordance with ASC topic 740 (“ASC 740”), Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely than not that some portion, or all, of the deferred tax assets will not be realized.

The Company applies the provisions of ASC 740 to account for uncertainty in income taxes. ASC 740 clarifies the accounting for uncertainty in income taxes by prescribing the recognition threshold a tax position is required to meet before being recognized in the consolidated financial statements.

The Company will classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the consolidated statements of operations.

Net Loss per Share

Basic loss per ordinary share is computed by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period.

Diluted loss per ordinary shares reflects the potential dilution that could occur if dilutive securities (such as stock options and convertible securities) were exercised or converted into ordinary shares. For the periods presented, the Company had no dilutive securities outstanding.

F-13

Comprehensive Loss

Comprehensive loss is defined as the decrease in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Comprehensive loss is reported in the consolidated statements of operations and comprehensive loss, including net loss and foreign currency translation adjustments, presented net of tax.

New Accounting Pronouncements

In February, 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02) “Leases (Topic 842)”. ASU 2016-02 requires a lessee to recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. ASU 2016-02 is effective for interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted.

For finance leases, a lessee is required to do the following:

•	Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the balance sheet.

•	Recognize interest on the lease liability separately from amortization of the right-of-use asset in the statement of comprehensive income.

•	Classify repayments of the principal portion of the lease liability within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows.

For operating leases, a lessee is required to do the following:

•	Recognize a right-of-use asset and a lease liability, initially measured at the present value of the lease payments, in the balance sheet.

•	Recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis.

•	Classify all cash payments within operating activities in the statement of cash flows.

Other than increasing assets and liabilities at the inception of Yubo Beijing’s office lease on August 1, 2019 (See Note 8), ASU 2016-02 has not had a significant effect the Company’s financial position or results of operations.

F-14

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material impact on its consolidated financial position, statements of operations or cash flows.

NOTE 3 – GOING CONCERN

The Company’s financial statements as of September 30, 2020, December 31, 2019, and December 31, 2018 have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues and cash flows sufficient to cover its operating costs and allow it to continue as a going concern. For the nine months ended September 30, 2020 and for the year ended December 31, 2019, the Company had losses of $430,301 and $231,193, respectively. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – INVENTORY

Inventory consisted of the following:

	September 30,	December 31,	December 31,
	2020	2019	2018
Product components raw materials:	(Unaudited)
Frozen tubes to be attached to the nebulizer product	$44,003	$—	$—
Unassembled nebulizers	18,948	—	—
Fluids to be inserted in the frozen tubes	7,236	—	—
Total product components raw materials	70,187	—	—
Refrigerated boxes	2,777	—	—
Delivery boxes	10,643	—	—
Total Inventory	$83,607	$—	$—

F-15

NOTE 5 – DUE FROM RELATED PARTIES

Due from related parties consisted of:

	September 30,	December 31,	December 31,
	2020	2019	2018
	(Unaudited)
Beijing Zhenhuikang Biotechnology Co., LTD (“Zhenhuikang”) (1)	$388,778	$399,251	$—
Mr. Jun Wang (2)	44,179	—	—
Beijing Zhenxigu Medical Research Center LP (“Zhenxigu”)(3)	22,417	—	—
Mr. Wei Jin (4)	8,457	—	—
Total Due From Related Parties	$463,831	$399,251	$—

(1)	Zhenhuikang is controlled by Zhenxigu.

(2)	Mr. Jung Wang owns 34.66% of Yubo Beijing capital stock and is the chief executive officer and a director of Platinum and Yubo Beijing.

(3)	Zhenxigu owns 21.67% of Yubo Beijing capital stock and is controlled by Mr. Yulin Cao. Mr. Yulin Cao is a director of Platinum and Yubo Beijing.

(4)	Mr. Wei Jin controls Yubo Health Management (Tianjin) Center LP which owns 10% of Yubo Beijing capital stock.

The due from related parties receivables are noninterest bearing and are due on demand.

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment, net, consisted of the following:

	September 30, 2020	December 31, 2019	December 31, 2018
	(Unaudited)

Leasehold improvements	$54,912	$23,231	$—
Air conditioning equipment	20,672	—	—
Office equipment	17,126	13,457
Total property and equipment	92,710	36,688
Less accumulated depreciation and amortization	(15,455)	(91)
Property and equipment, net	$77,255	$36,597	$—

For the nine months ended September 30, 2020 and 2019, depreciation and amortization of property and equipment was $16,250 and $0, respectively. For the years ended December 31, 2019 and 2018, depreciation and amortization of property and equipment was $91 and $0, respectively.

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NOTE 7 – INTANGIBLE ASSETS

Intangible assets, net, consisted of the following:

	September 30, 2020	December 31, 2019	December 30, 2018
	(Unaudited)

Distribution software	$36,452	$—	$—
Patents acquired from related party (Note 11)	20,413	—	—
Total intangible assets	56,865	—	—
Less: Accumulated amortization	(1,993)	—	—
Intangible assets, net	$54,872	$—	$—

For the nine months ended September 30, 2020 and 2019, amortization of intangible assets expense was $1,929 and $0, respectively. For the years ended December 31, 2019 and 2018, amortization of intangible assets was $0 and $0, respectively.

At September 30, 2020, the expected future amortization of intangible assets expense was:

Three months ending December 31, 2020	$2,078
Year ending December 31, 2021	8,311
Year ending December 31, 2022	8,311
Year ending December 31, 2023	8,311
Year ending December 31, 2024	8,311
Year ending December 31, 2025	4,666
Thereafter	14,884
Total	$54,872

NOTE 8 – OPERATING LEASE RIGHT OF USE ASSET AND OPERATING LEASE LIABILITY

On August 1, 2019 Yubo Beijing executed a lease agreement with Jiu Si Cheng Investment Management (the “Landlord”) to rent approximately 746 square meters of office space in Beijing China. The lease provided for an initial term of 2 years and 4 months from August 2, 2019 to November 30, 2021 with a right to renew for an additional term of 2 years and 8 months from December 1, 2021 to July 31, 2024. The lease also provided for payments of quarterly rent and management fees to the landlord for the initial term of a total of RMB 4,756,649 ($700,486 at the 6.7905 current exchange rate at September 30, 2020) and the payment of a security deposit to the Landlord of RMB 543,306 ($80,008 at the 6.7905 current exchange rate at September 30, 2020).

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At September 30, 2020 the future undiscounted minimum lease payments under this noncancellable lease are as follows:

As of September 30, 2020
Three months ending December 31, 2020	$77,531
Year ending December 31, 2021	296,568
Total	$374,099

The operating lease liabilities totaling $364,425 at September 30, 2020 as presented in the Consolidated Balance Sheet represents the discounted (at a 4.75% estimated incremental borrowing rate) value of the future lease payments of $374,099 at September 30, 2020.

For the nine months ended September 30, 2020 and 2019, occupancy expense attributable to this lease was $159,889 and $46,189, respectively. For the years ended December 31, 2019 and 2018, occupancy expense attributable to this lease was $101,702 and $0, respectively.

NOTE 9 – DUE TO RELATED PARTIES

Due to related parties consisted of the following:

	September 30, 2020	December 31, 2019	December 31, 2018
	(Unaudited)

Mr. Jun Wang (1)	$—	$88,941	$145
Mr. Yang Wang (2)	88,359	4,911	—
Total	$88,359	$93,852	$145

(1)	Mr. Jun Wang owns 34.66% of Yubo Beijing capital stock and is the chief executive officer and a director of Platinum and Yubo Beijing.

(2)	Mr. Yang Wang owns 21.67% of Yubo Beijing capital stock and is a director of Platinum and Yubo Beijing.

The due to related parties payables are noninterest bearing and are due on demand.

NOTE 10 – SHAREHOLDERS’ EQUITY

Platinum International Biotech Co., LTD (Cayman Island) (“Platinum”)

Platinum has authorized 500,000,000 ordinary shares with a par value of $0.0001 per share with 10,152,284 shares issued and outstanding at September 30, 2020.

On April 7, 2020 Platinum issued a total of 10,000,000 ordinary shares to six entities as follows:

Entity	Shares
1. Flydragon International Limited (controlled by Mr. Jun Wang)	3,466,000
2. Chinaone Technology Limited (controlled by Mr. Yang Wang)	1,667,000
3. Boao Biotech Limited (controlled by Mr. Yulin Cao)	2,167,000
4. Dragoncloud Technology Limited (controlled by Mr. Yang Wang)	500,000
5. Focus Draw Group Limited (controlled by Ms. Lina Liu)	1,200,000
6. Focusone Technology Group Limited (controlled by Mr. Jin Wei)	1,000,000
Total	10,000,000

F-18

On September 11, 2020 Platinum sold 152,284 ordinary shares to an investor for $750,000 cash.

Yubo International Biotech (Chengdu) Limited (“Yubo Chengdu”)

Yubo Chengdu has subscribed capital of $1,500,000 which has not yet been paid by its shareholder. The subscribed capital is due for payment on January 1, 2040.

Yubo International Biotech (Beijing) Limited (“Yubo Beijing”)

Yubo Beijing has subscribed capital of $1,472,646 (RMB 10,000,000), of which $198,807 (RMB 1,350,000) has not yet been paid by its shareholders as of September 30, 2020.

In 2019, a total of RMB 5,000,000 ($723,861 at the 6.9074 average exchange rate for the year ended December 31, 2019) was received from Mr. Jun Wang (RMB 2,000,000), Mr. Yang Wang ($1,250,000), Zhenxigu Medical Research Center LP, (RMB 1,250,000) and Borong Hongtai Asset Management LP (RMB 500,000).

In the nine months ended September 30, 2020, a total of RMB 3,650,000 ($520,351 at the 7.0145 average exchange rate for the nine months ended September 30, 2020) was received from Mr. Jun Wang (RMB 2,000,000), Mr. Yang Wang (RMB 1,250,000), Zhengxigu Medical Research Center LP (RMB 100,000), and Borong Hongtai Asset Management LP (RMB 300,000).

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiaries or its VIE. Relevant PRC statutory laws and regulations permit payments of dividends by Yubo Chengdu and Yubo Beijing only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations and after it has met the PRC requirements for appropriation to statutory reserves. Paid in capital of the PRC subsidiary and VIE included in the Company’s consolidated net assets are also non-distributable for dividend purposes. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of Yubo Chengdu and Yubo Beijing.

Yubo Chengdu and Yubo Beijing are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, Yubo Chengdu and Yubo Beijing may allocate a portion of its after-tax profits based on PRC accounting standards to an enterprise expansion fund and a staff bonus and welfare fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

For the nine months ended September 30, 2020 and for the years ended December 31, 2019 and 2018, Yubo Beijing did not generate any profit and had negative retained earnings as of September 30, 2020. As a result, the Company has not accrued statutory reserve funds.

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The ability of the Company’s PRC subsidiary and its VIE to make dividends and other payments to the Company may also be restricted by changes in applicable foreign exchange and other laws and regulations. Foreign currency exchange regulation in China is primarily governed by the following rules:

•	Foreign Exchange Administration Rules (1996), as amended in August 2008, or the Exchange Rules;

•	Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996), or the Administration Rules.

Currently, under the Administration Rules, Renminbi is freely convertible for current account items, including the distribution of dividends, interest payments, trade and service related foreign exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities outside of China, unless the prior approval of the State Administration of Foreign Exchange (the “SAFE”) is obtained and prior registration with the SAFE is made. Foreign-invested enterprises that need foreign exchange for the distribution of profits to its shareholders may affect payment from their foreign exchange accounts or purchase and pay foreign exchange rates at the designated foreign exchange banks to their foreign shareholders by producing board resolutions for such profit distribution. Based on their needs, foreign-invested enterprises are permitted to open foreign exchange settlement accounts for current account receipts and payments of foreign exchange along with specialized accounts for capital account receipts and payments of foreign exchange at certain designated foreign exchange banks.

Although the current Exchange Rules allow the convertibility of Chinese Renminbi into foreign currency for current account items, conversion of Chinese Renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of SAFE, which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. The Company cannot be sure that it will be able to obtain all required conversion approvals for its operations or that the Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese Renminbi in the future. Currently, all of the Company’s revenues are generated in Renminbi. Any future restrictions on currency exchanges may limit the Company’s ability to use its retained earnings generated in Renminbi to make dividends or other payments in U.S. dollars or fund possible business activities outside China.

NOTE 11 – RELATED PARTY TRANSACTIONS

On February 17, 2020, Yubo Beijing executed an Agreement of Joint Research and Development with Beijing Zhenxigu Medical Research Center LP (“Zhenxigu”), an entity controlled by Mr. Yulin Cao (who owns 21.67% of Yubo Beijing capital stock and is a director of Platinum and Yubo Beijing). Pursuant to the agreement, Yubo Beijing paid RMB 241,880 ($34,483 at the 7.0145 average exchange rate for the nine months ended September 30, 2020) to Zhenxigu for research and development relating to the medical fluid to be included with the nebulizers to be sold to customers. Such expense has been included with other operating expenses in the accompanying Consolidated Statement of Operations and Comprehensive Loss for the nine months ended September 30, 2020.

F-20

On February 27, 2020, Yubo Beijing executed a Patent Transfer Agreement with Beijing Zhenhuikang Biotechnology Co. LTD (“Zhenhuikang”), an entity controlled by Mr. Yulin Cao (who owns 21.67% of Yubo Beijing capital stock and is a director of Platinum and Yubo Beijing). The Agreement provided for the assignment of two patents owned by Zhenhuikang to Yubo Beijing for consideration of RMB 140,000 ($20,413 at the 6.7905 current exchange rate at September 30, 2020) (See Note 7).

On February 27, 2020, Yubo Beijing executed an Entrustment Technical Service Agreement with Beijing Zhenhuikang Biotechnology Co. LTD (“Zhenhuikang”), an entity controlled by Mr. Yulin Cao (who owns 21.67% of Yubo Beijing capital stock and is a director of Platinum and Yubo Beijing). The Agreement provides for Zhenhuikang to, among other things, assist Yubo Beijing in the preparation of 300 sets of endometrial stem cell harvesting packages. As amended July 2, 2020, the Agreement provides for Yubo Beijing to pay Zhenhuikang at the rate of RMB 666 per set or RMB 199,800 total ($29,423 at the 6.7905 current exchange rate at September 30, 2020). As of September 30, 2020, preparation of the stem cell harvesting packages has not yet commenced, no payments to Zhenhuikang have been made, and no expense or liability has been recorded.

NOTE 12 – INCOME TAX

Cayman Islands

Under the current laws of the Cayman Islands, Platinum is not subject to tax on income or capital gains. In addition, payments of dividends by Platinum to its shareholders are not subject to withholding tax in the Cayman Islands.

Hong Kong

Platinum HK was incorporated under the Hong Kong tax law where the statutory income tax rate is 16.5%. Platinum HK has had no taxable income or loss from May 4, 2020 (inception) to September 30, 2020.

People’s Republic of China

Yubo International Biotech (Chengdu) Limited (“Yubo Chengdu”) and Yubo International Biotech (Beijing) Limited were incorporated in the PRC and are subject to PRC Enterprise Income Tax (“EIT”) on their taxable income in accordance with the relevant PRC income tax laws. On March 16, 2007, the National People’s Congress enacted a new enterprise income tax law, which took effect on January 1, 2008. The law applies a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises.

Yubo Chengdu has had no taxable income or loss from September 4, 2020 (inception) to September 30, 2020.

Yubo Beijing has had taxable losses of $231,193 for the year ended December 31, 2019 and $420,280 for the nine months ended September 30, 2020. These losses can be carried forward for five years to reduce future years’ taxable income through year 2024 and year 2025, respectively. Based on management’s present assessment, the Company has not yet determined it to be more likely than not that future utilization of the net operating loss carryforwards will be realized. Accordingly, the Company has recorded a 100% valuation allowance against the deferred tax asset at September 30, 2020 and December 31, 2019.

F-21

The components of deferred tax assets were as follows:

	September 30, 2020	December 31, 2019	December 31, 2018
	(Unaudited)

Net operating losses carry forward	$162,868	$57,798	$—
Valuation allowance	(162,868)	(57,798)	—
Deferred tax assets, net	$—	$—	$—

The reconciliation of the provisions for (benefits from) income tax by applying the PRC tax rate to income (loss) before provisions for income tax and the actual provisions for income tax is as follows:

	For the nine months ended September 30, 2020	For the year ended December 31, 2019	For the year ended December 31, 2018

Income tax (benefits) at 25%	$(107,525)	$(57,798)	$—
Increase in valuation allowance	107,525	57,798	—
Provision for income taxes	$—	$—	$—

Accounting for Uncertainty in Income Taxes

The tax authority of the PRC government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises complete their relevant tax filings. Therefore, the Company’s PRC entities’ tax filings results are subject to change and may lead to tax liabilities.

ASC 740 requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The management evaluated the Company’s tax positions and concluded that no liability for uncertainty in income taxes was necessary as of September 30, 2020, December 31, 2019 and December 31, 2018.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Freelancer Service Contract

On March 30, 2020, Yubo Beijing executed an agreement with Hainan Huiyonggong Service Ltd. (“HHS”). The agreement provides for HHS to engage sales representatives (often Yubo Beijing customers) to refer new customers to Yubo Beijing and for Yubo Beijing to pay fees to HHS based on the amount of sales generated from HHS’s sales representatives. The term of the agreement is for one year expiring March 29, 2021. For the nine months ended September 30, 2020, the Company expensed $187,963 pursuant to this agreement which is included in “Sales Commissions” in the accompanying statement of operations.

F-22

Website Platform Maintenance Agreement

On March 31, 2020, Yubo Beijing executed an agreement with Hainan Haifu Technology Ltd. (“HHT”). The agreement provides for HHT to provide certain website maintenance services for Yubo Beijing and provides for Yubo Beijing to pay a monthly fee of RMB 150,000 ($22,090 using the September 30, 2020 current exchange rate of 6.7905) to HHT. The term of the agreement is for one year expiring April 1, 2021. For the nine months ended September 30, 2020, the Company expensed $121,185 pursuant to this agreement which is included in “Other Operating Expenses” in the accompanying statement of operations.

Credit risk

Cash deposits with banks are held in financial institutions in the PRC, which are insured with deposit protection up to RMB 500,000 (approximately $73,632 at September 30,2020). Accordingly, the Company has a concentration of credit risk related to the uninsured part of bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

Risks of Variable Interest Entity Structure

Although the structure the Company has adopted is consistent with longstanding industry practice, and is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. There are uncertainties regarding the interpretation and application of PRC laws and regulations including those that govern the Company’s contractual arrangements, which could limit the Company’s ability to enforce these contractual arrangements. If the Company or its variable interest entity is found to be in violation of any existing or future PRC laws, rules or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including levying fines, revoking business and other licenses of the Company’s variable interest entity, requiring the Company to discontinue or restrict its operations, restricting its right to collect revenue, requiring the Company to restructure its operations or taking other regulatory or enforcement actions against the Company. In addition, it is unclear what impact the PRC government actions would have on the Company and on its ability to consolidate the financial results of its variable interest entity in the consolidated financial statements, if the PRC government authorities were to find the Company’s legal structure and contractual arrangements to be in violation of PRC laws, rules and regulations. If the imposition of any of these government actions causes the Company to lose its right to direct the activities of Yubo Beijing or the right to receive their economic benefits, the Company would no longer be able to consolidate Yubo Beijing.

F-23

COVID-19 outbreak

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. It has also disrupted the normal operations of many businesses, including ours. This outbreak could decrease spending, adversely affect demand for our services and harm our business and results of operations. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations at this time.

NOTE 14 - SUBSEQUENT EVENTS

January 14, 2021, Platinum and its 7 shareholders (the “Shareholders”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Yubo International Biotech Limited (“YBGJ”), formerly Magna-Lab Inc. Pursuant to the terms of the Exchange Agreement, the Shareholders are to receive a total of 117,000,000 shares of YBGJ Class A common stock (representing approximately 99.00% of YBGJ common stock after the transaction) in exchange for their delivery of 100% of the 10,152,284 ordinary shares of Platinum issued and outstanding making Platinum a wholly owned subsidiary of YBGJ.

F-24